Exh. 99.1

Veradigm Inc. Receives Nasdaq Notice

Regarding Delayed Form 10-Q Filing

CHICAGO – MAY 19, 2023 –Veradigm Inc. (Nasdaq: MDRX) announced today that, as expected, it received a notice from Nasdaq indicating that the Company remains noncompliant with Nasdaq Listing Rule 5250(c)(1) because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”).

The Company previously received notice from Nasdaq on March 20, 2023 that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not timely filed the Form 10-K. In response to the notice and pursuant to Nasdaq Listing Rules, on May 18, 2023, the Company submitted to Nasdaq its compliance plan (the “Compliance Plan”) addressing both the Form 10-K and Form 10-Q filings. If approved, Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K to allow the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1). However, there can be no assurance that Nasdaq will accept the Compliance Plan or that the Company will be able to regain compliance within any extension period granted by Nasdaq.

The Nasdaq notices with respect to the Form 10-K and Form 10-Q filings have no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market. As previously disclosed, the Company has been unable to file the Form 10-K, and consequently, the Form 10-Q, because of internal control failures that primarily stem from accounting processes and a software tool implemented by the Company in order to comply with the requirements of FASB’s rule ASC 606. The Company plans to file the Form 10-K on or around June 14, 2023, and the Form 10-Q as soon as practicable thereafter. However, no assurance can be given as to the definitive date on which the Form 10-K and Form 10-Q will be filed.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions, all working together to transform healthcare insightfully. For more information on Veradigm, visit http://www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

Jenny.Gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the filing of the Form 10-K and Form 10-Q and whether Nasdaq will accept its Compliance Plan. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors that could cause further delay, the possibility that the ongoing review may identify additional errors or control deficiencies in the Company’s accounting practices, the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting, and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

© 2023 Veradigm LLC and/or its affiliates. All rights reserved.